Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 27, 2016 relating to the financial statements of Immutep S.A.S, which appears in Prima Biomed Ltd’s Current Report on Form 6-K furnished to the SEC on May 27, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

May 27, 2016